Exhibit (11) - Computation of Earnings Per Share

                                      Three Months Ended                 Nine Months Ended
                                          September 30                     September 30
                                      2000         1999                 2000         1999
                                   ----------   ----------           -----------  ------------
Basic:

Average shares
  outstanding                      17,874,139    18,033,679          17,884,865    18,081,394
                                   ==========    ==========          ==========    ==========

Net earnings applicable
  to common stock and
  common stock
  equivalents                     $ 1,190,000   $ 2,850,000         $13,684,000   $15,542,000
                                  ===========   ===========         ===========   ===========

Basic earnings per share                $0.07         $0.16               $0.77         $0.86
                                        =====         =====               =====         =====


Diluted:
  Average shares
  outstanding                      17,874,139    18,033,679          17,884,865    18,081,394

Net effect of dilutive
  stock options based on
  treasury stock method
  using the average
  market price to
  common stock and
  common stock
  equivalents                             285        64,853              11,761        37,900
                                   ----------    ----------         -----------   -----------

Average number of common
  shares and common
  equivalent shares                17,874,424    18,098,532          17,896,626    18,119,294
                                   ==========    ==========          ==========   ===========

Net earnings applicable
  to common stock and
  common stock
  equivalents                     $ 1,190,000   $ 2,850,000         $13,684,000   $15,542,000
                                  ===========   ===========         ===========   ===========

Diluted earnings
  per share                             $0.07         $0.16               $0.76         $0.86
                                        =====         =====               =====         =====
